Asset Backed Securities Portfolio Analysis
Aegis Mortgage Corporation
ABSC AEG 2006-HE1
1,413 records
IO Loans
Balance: 331,873,492

Selection Criteria: IO Loans
Table of Contents
  IO Oterm

1. IO Oterm

IO Oterm	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
24	2	$738,000.00	0.22%	609	80.00%	6.771%	100.00%
60	1,411	331,135,492.33	99.78	636	79.99	7.173	99.73
Total:	1,413	$331,873,492.33	100.00%	636	79.99%	7.172%	99.73%

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Credit Suisse
11 Madison Avenue
New York, New York 10010
www.credit-suisse.com
Jan 26, 2006 12:53

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-221-1037.